UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(773) 456-0551 (Registrant’s telephone number, including area code)

1601 Bryan Street, Suite 2200,

Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.    Entry into Material Definitive Agreement.

GenOn Energy, Inc. (“GenOn”) is announcing today that NRG REMA LLC, an indirect subsidiary of GenOn, and its wholly-owned subsidiaries (collectively, “REMA”) entered into the RSAs (as defined below). The RSAs relate to the implementation of restructuring and related transactions (the “Restructuring Transactions”) with respect to REMA’s indebtedness, including its obligations under REMA’s leveraged lease agreements (the “Facility Leases”) and Tax Indemnity Agreements relating to certain Series C pass-through certificates due 2026 (the “PTCs”), which Restructuring Transactions will be implemented by REMA either on an out-of-court basis or an in-court basis pursuant to REMA commencing voluntary cases under Chapter 11 of the Bankruptcy Code (“Chapter 11”).

The Restructuring Transactions represent a global resolution of REMA’s obligations under the Facility Leases, and are supported by REMA’s key third-party and affiliate stakeholders, including PSEG and more than 90% of PTC holders, the disinterested directors of GenOn, and the Steering Committee of GenOn noteholders, which noteholders were restricted, participated in settlement negotiations directly and through their advisors, and support the Restructuring Transactions on the terms outlined herein. The Restructuring Transactions are expected to utilize $109 million of REMA’s cash-on-hand to settle third-party Keystone and Conemaugh lease rejection and tax indemnity claims and as consideration for amendments to the Shawville facility lease. GenOn will retain a 100% ownership of REMA, comprising a total of 1,733 megawatts of gas and oil-fired generating capacity located in the PJM Interconnection, LLC market. Other creditors will be unimpaired. The REMA portfolio continues to include existing non-leased assets and Shawville leasehold interest. Additionally, the Restructuring Transactions implement amendments to the Shawville facility lease, which amendments management believes will enhance the lessee’s flexibility to monetize some or all of the portfolio and/or renew the lease upon expiration in 2026, without modifications to the cash rent obligations. The Restructuring Transactions are expected to be implemented prior to the outside date of December 1, 2018, subject to extension for regulatory purposes.

Restructuring Support Agreement - PSEG

On September 28, 2018, REMA entered into a Restructuring Support Agreement, effective as of October 1, 2018 (the “PSEG RSA”), with Keystone Lessor Genco LLC, Conemaugh Lessor Genco LLC, and Shawville Lessor Genco LLC and their respective successors and permitted assigns, PSEGR Keystone Generation, LLC, PSEGR Conemaugh Generation, LLC, and PSEGR Shawville Generation, LLC and their respective successors and permitted assigns, PSEGR Keystone, LLC, PSEGR Conemaugh, LLC, and PSEGR Shawville, LLC and their respective successors and permitted assigns, PSEGR PJM, LLC and its respective successors and permitted assigns, and PSEG Resources L.L.C. and its respective successors and permitted assigns (collectively, “PSEG”). The PSEG RSA relates to the implementation of the Restructuring Trasactions.

Pursuant to the PSEG RSA, PSEG has agreed to, among other things:  (i) support the Restructuring Transactions and take all commercially reasonable actions necessary or appropriate to consummate the Restructuring Transactions and other transactions contemplated by REMA’s Chapter 11 plan of reorganization (the “Plan”), including the transfer of ownership of the Keystone and Conemaugh interests from REMA to the holders of PTCs; (ii) vote each of its claims against REMA to accept the Plan on a timely basis following the commencement of solicitation; (iii) in good faith take all actions necessary or reasonably requested by REMA to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions; (iv) upon REMA’s reasonable request, exercise any rights or remedies under the Facility Leases in furtherance of the Restructuring Transactions (PSEG being entitled to reimbursement of reasonable and documented fees and out-of-pocket expenses in connection therewith); and (v) not exercise any right or remedy for the enforcement, collection or recovery of any claims against GenOn or REMA. In addition, PSEG agreed to not impede or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions, encourage alternative restructuring proposals or initiate any litigation or proceeding that is inconsistent with the PSEG RSA.

Pursuant to the PSEG RSA, REMA agreed to, among other things:  (i) support the Restructuring Transactions and take all commercially reasonable actions necessary or appropriate to consummate the Restructuring Transactions and other transactions contemplated by the Plan (or, if applicable, out-of-court transactions in furtherance of the Restructuring Transactions), including the transfer of ownership of the Keystone and Conemaugh interests from REMA to the holders of PTCs; (ii) obtain orders of the bankruptcy court in respect of the Restructuring Transactions, including obtaining entry of the confirmation order; (iii) support and consummate the Restructuring Transactions in accordance with the PSEG RSA, including the preparation and filing of the documentation relating to the Restructuring Transactions within the timeframes provided by the PSEG RSA and the Plan; (iv) obtain any and all required regulatory and/or third party approvals for the Restructuring Transactions; and (v) operate its business in the ordinary course, taking into account the Restructuring Transactions.  In addition, REMA agreed to not impede or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions, encourage alternative restructuring proposals or initiate any litigation or proceeding that is inconsistent with the PSEG RSA.

The PSEG RSA will terminate automatically upon the consummation of the Restructuring Transactions or the effective date of the Plan.

REMA may also terminate the PSEG RSA upon the occurrence of the following:  (i) subject to a cure period, PSEG breaches its obligations under the PSEG RSA; (ii) the issuance by a governmental authority, including the bankruptcy court, of any judgement, injunction, ruling or order that would have or be reasonably expected to have a material adverse effect on the consummation of the Restructuring Transactions; (iii) any governing body of REMA determines that proceeding with the Restructuring Transactions would be inconsistent with its fiduciary duties or applicable law; (iv) the bankruptcy court enters an order denying confirmation of the Plan; or (v) the failure to meet milestones (except to the extent such failure has been waived), in each case  subject to the terms set forth in the PSEG RSA and the Plan.

PSEG may also terminate the PSEG RSA upon the occurrence of the following:  (i) subject to a cure period stated in the PSEG RSA, REMA breaches its obligations under the PSEG RSA in a manner adverse to the consummation of the

Restructuring Transactions; (ii) REMA loses its exclusive right to file a plan of reorganization; (iii) conversion to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee, receiver or examiner with expanded power over REMA’s Chapter 11 proceedings; (iv) the issuance by a governmental authority, including the bankruptcy court, of any judgement, injunction, ruling or order that would have or be reasonably expected to have a material adverse effect on the consummation of the Restructuring Transactions; or (v) the failure to meet milestones (except to the extent such failure has been waived), in each case subject to the terms set forth in the PSEG RSA.

Milestones

The milestones that PSEG must meet or comply with in connection with the Restructuring Transactions are as follows:

•                  REMA shall commence solicitation of the Restructuring Transactions no later than 10 business days after the effective date of the PSEG RSA and the PTC RSA (as defined below) (the “Solicitation Launch Date”);

•                  PSEG shall vote in favor of the Plan no later than 3 business days after the Solicitation Launch Date;

•                  REMA shall file all applications necessary to obtain required regulatory approvals for consummation of the Restructuring Transactions no later than October 10, 2018;

•                  the Chapter 11 proceedings shall be commenced no later than 5 business days after the Solicitation Launch Date, and the Plan and related disclosure statement shall be filed with the bankruptcy court on such date (the “Petition Date”); provided that REMA, at its option, may extend this milestone if it reasonably believes that the Restructuring Transactions can be consummated on an out-of-court basis or on or before December 1, 2018;

•                  the confirmation order shall be entered within 30 days of the Petition Date; and

•                  the effective date of the Plan shall have occurred on or before the later of 45 days after the Petition Date or December 1, 2018; provided, however that such milestone shall be extended automatically to December 31, 2018 so long as any necessary regulatory approval remains pending.

Term Sheet to the PSEG RSA

The material terms regarding the implementation of the Restructuring Transactions that are contained in the term sheet attached as Exhibit A to the PSEG RSA (the “PSEG Term Sheet”) are summarized below:

Summary Terms of the Restructuring Transactions with respect to PSEG

The principal terms of the Restructuring Transactions with respect to PSEG are as follows:

•                  PSEG will receive $31,500,000 in cash in exchange for (x) full satisfaction of all respective claims asserted against REMA and (y) Shawville lease amendments.

•                  With respect to the Shawville lease amendments:

•                  REMA will be allowed to incur secured and unsecured indebtedness with respect to the Shawville leasehold interest;

•                  REMA will be permitted to sell any and all non-leased assets subject to amended qualified credit support terms;

•                  REMA will be permitted to assign the Shawville lease to a non-affiliate assignee that meets either the credit rating and net worth requirements under the Shawville lease or agrees to pre-fund qualified credit support in the amount of remaining rent at the time of assignment;

•                  REMA will be permitted to assign the Shawville lease to any affiliate subject to an incurrence covenant measured for the succeeding eight fiscal quarters and subject to the amended qualified credit support terms described below;

•                  With respect to renewals of the Shawville lease:  (i) REMA will be permitted to express tentative interest in a renewal on or after November 24, 2019; (ii) the appraisal procedure in connection with any such renewal to occur on or after May 24, 2020; and (iii) REMA may exercise an irrevocable election to enter into a renewal on or after November 24, 2021; and

•                  REMA and PSEG agree that the Shawville lease modifications will not result in (i) a termination event (from a tax perspective) under the Shawville lease and (ii) will not result in a substantial modification for tax purposes.

•                  The tax indemnity agreement relating to the Shawville lease will be amended to provide for and/or clarify (i) REMA’s indemnification of PSEG for inclusion with respect to state taxes, and (ii) that future savings shall be calculated at the prevailing tax rate.

•                  PSEG will be assigned REMA’s interest in a Shawville plant’s natural gas pipeline upon termination of the Shawville lease, and will receive a senior security interest in the pipeline documentation in order to secure REMA’s assignment obligation.

•                  Upon consummation of the Restructuring Transactions, qualifying credit support in the amount of $2,000,000 will be provided by REMA and put into an escrow account (the “QCS Escrow”).  The QCS Escrow shall increase an incremental $3,000,000 per annum on January 1st of each year thereafter, beginning in 2019 and ending in 2026 (but not thereafter) based on the occurrence of such events. This amount will be increased by $5,000,000 in the event of each of the following, subject to a maximum aggregate increase of $10,000,000 based on the occurrence of such events: (i) a sale, transfer or other disposition of the Gilbert facility to a third party or a qualified assignment of such facility to an affiliate; (ii) a sale, transfer or other disposition of the Sayreville facility to a third party or a qualified assignment of such facility to an affiliate; or (iii) secured debt is incurred against the lessee position of the Shawville lease. In the event a qualified assignment to an affiliate  involves a transfer to an affiliate that does not own both the Gilbert facility nor the Sayreville facility, the qualifying credit support will be increased by (a) $10,000,000 (if the assignee affiliate owns neither the Gilbert facility nor the Sayreville facility) or (b) $5,000,000 (if the assignee affiliate owns one, but not both, of the Gilbert facility or the Sayreville facility), in cash or other forms of credit support (including letters of credit) acceptable to PSEG, subject to the overall cap.

•                  Qualifying credit support shall be utilized to pay rent pursuant to existing periodic lease rent schedule.

•                  To the extent the qualified credit support balance exceeds the remaining periodic lease rent, REMA will have no obligation to fund incremental qualified credit support.

•                  REMA will reject its 16.67% leasehold interest in the Keystone plant and 16.45% leasehold interest the Conemaugh plant.

•      GenOn claims are, at REMA’s election, either (i) cancelled or (ii) reinstated (provided that such reinstated claims shall be subordinate to the Shawville lease obligations).

•                  GenOn shall be entitled to 100% equity interest in reorganized REMA.

•                  General unsecured claims shall be either (a) paid in full in cash on the later of the (i) effective date of the Plan, or (ii) date due in the ordinary course of business, or (b) such other treatment to render the claim as unimpaired.

The foregoing description of the PSEG RSA does not purport to be complete and is qualified in its entirety by reference to the complete text of the PSEG RSA, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Restructuring Support Agreement - PTC Holders

On September 28, 2018, REMA entered into a Restructuring Support Agreement, effective October 1, 2018 (the “PTC RSA” and together with the PSEG RSA, the “RSAs”), with holders of more than 90% of the aggregate principal amount of PTCs (collectively, the “Consenting Creditors”). The PTC RSA relates to the implementation of the Restructuring Transactions. In connection with the PTC RSA, the Consenting Creditors delivered a direction letter to the the trustee with respect to the PTCs (the “Pass Through Trustee”) and the trustees under the Keystone and Conemaugh lease indentures (the “Lease Indenture Trustees”) to not take any action inconsistent with the PTC RSA or interfere with the Restructuring Transactions.

Pursuant to the PTC RSA, the Consenting Creditors have agreed to, among other things:  (i) support the Restructuring Transactions and take all commercially reasonable actions necessary or appropriate to consummate the Restructuring Transactions and other transactions contemplated by the Plan, in a manner consistent with the PTC RSA; (ii) in good faith take all actions necessary or reasonably requested by REMA to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions; (iii) use commercially reasonable efforts to cooperate with and assist REMA in obtaining additional support for the Restructuring Transactions from other holders of PTCs that are not Consenting Creditors; and (iv) not exercise any right or remedy for the enforcement, collection, or recovery of any claims against GenOn or REMA. In addition, the Consenting Creditors agreed to not impede or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions, encourage alternative restructuring proposals or initiate any litigation or proceeding that is inconsistent with the PTC RSA.

Pursuant to the PTC RSA, REMA agreed to, among other things:  (i) support the Restructuring Transactions and take all commercially reasonable actions necessary or appropriate to consummate the Restructuring Transactions and other contemplated by the Plan (or, if applicable, out-of-court transactions in furtherance of the Restructuring Transactions); (ii) obtain orders of the bankruptcy court in respect of the Restructuring Transactions, including obtaining entry of the confirmation order; (iii) support and consummate the Restructuring Transactions in accordance with the PTC RSA, including the preparation and filing of the documentation relating to the Restructuring Transactions within the timeframes provided by the PTC RSA and the Plan; (iv) obtain any and all required regulatory and/or third party approvals for the Restructuring Transactions; (v) operate its business in the ordinary course, taking into account the Restructuring Transactions; and (vi) enforce its rights and remedies under any analogous support agreement with PSEG to cause PSEG to take (or not take) any action or enter into any ancillary agreement or arrangement necessary or appropriate to implement the Restructuring Transactions.  In addition, REMA agreed to not impede or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions, encourage alternative restructuring proposals or initiate any litigation or proceeding that is inconsistent with the PTC RSA.

The PTC RSA will terminate automatically upon the consummation of the Restructuring Transactions or the effective date of the Plan.

REMA may also terminate the PTC RSA upon the occurrence of the following: (i) subject to a cure period, the Consenting Creditors breach their obligations under the PTC RSA; (ii) the issuance by a governmental authority, including the bankruptcy court, of any judgement, injunction, ruling or order that would have or be reasonably expected to have a material adverse effect on the consummation of the Restructuring Transactions; provided, that the Consenting Creditors will have 10 business days after issuance of such injunction, judgment, decree, charge, ruling, or order to obtain relief that would allow consummation of the Restructuring Transactions; (iii) any governing body of REMA determines that proceeding with the Restructuring

Transactions would be inconsistent with its fiduciary duties or applicable law; (iv) the bankruptcy court enters an order denying confirmation of the Plan; (v) except to the extent REMA has waived such milestone, the failure to meet any of the milestones, and such failure is the result of the Consenting Creditors’ misconduct, bad faith, gross negligence, or non-compliance with their obligations; (vi) the Lease Indenture Trustees or Pass Through Trustee takes any action that is inconsistent with or in opposition to the Transaction or any applicable direction letter; or (vii) the direction letter from the Consenting Creditors to the Lease Indenture Trustees is withdrawn, revoked, or otherwise rendered ineffective by the Consenting Creditors taking part in such direction, in each case subject to the terms set forth in the PTC RSA.

A required percentage of the Consenting Creditors may also terminate the RSA upon the occurrence of the following: (i) subject to a cure period stated in the PTC RSA, REMA breaches its obligations under the PTC RSA in a manner adverse to the consummation of the Restructuring Transactions; (ii) subject to a cure period, the economic substance or legal rights, remedies or benefits to the Consenting Creditors of the Restructuring Transactions is materially and adversely affected as a result of fraud, bad faith or willful misconduct by REMA or its applicable governing bodies; (iii) REMA publicly announces its intention not to support the Restructuring Transactions; (iv) REMA loses its exclusive right to file a plan of reorganization; (v) conversion to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee, receiver or examiner with expanded power over REMA’s Chapter 11 proceedings; (vi) the issuance by a governmental authority, including the bankruptcy court, of any judgement, injunction, ruling or order that would have or be reasonably expected to have a material adverse effect on the consummation of the Restructuring Transactions; or (vii) the failure to meet milestones (except to the extent such failure has been waived) and such failure is due to REMA’s misconduct, bad faith, gross negligence, or non-compliance with their obligations, in each case subject to the terms set forth in the PTC RSA.

Milestones

The milestones that REMA must meet or comply with in connection with the Restructuring Transactions are as follows:

•                  REMA shall commence solicitation of the Restructuring Transactions no later than 10 business days after the Solicitation Launch Date;

•                  Claims with respect to rejection of the Keystone and Conemaugh power plant leases will be voted in favor of the Plan no later than 3 business days after the Solicitation Launch Date;

•                  REMA and the Consenting Creditors shall file all applications necessary to obtain required regulatory approvals for consummation of the Restructuring Transaction no later than October 10, 2018;

•                  the Chapter 11 proceedings shall be commenced no later than 5 business days after the Solicitation Launch Date, and the Plan and related disclosure statement shall be filed with the Bankruptcy Court on such date, provided that REMA, with the consent of a requisite percentage of Consenting Creditors (such consent not to be unreasonably withheld or delayed), may extend this milestone if they reasonably believe the Restructuring Transactions can be consummated on an out-of-court basis on or before December 1, 2018;

•                  the confirmation order shall be entered within 30 days of the Petition Date; and

•                  the effective date of the Plan shall have occurred on or before the later of 45 days after the Petition Date or December 1, 2018; provided, however that such milestone shall be extended automatically to December 31, 2018 so long as regulatory approval remains pending.

Term Sheet to the PTC RSA

The material terms regarding the implementation of the Restructuring Transactions that are contained in the term sheet attached as Exhibit A to the PTC RSA (the “PTC Term Sheet”) are summarized below:

Summary Terms of the Restructuring Transactions with respect to holders of PTCs

The principal terms of the Restructuring Transactions with respect to the holders of PTCs are as follows:

•                  one or more newly created entities owned by the PTC Holders (the “KeyCon Owner”) will receive, either directly or indirectly via the Pass Through Trustee or the Lease Indenture Trustees, $77,500,000 in cash and the beneficial ownership of the rights, titles, and interests under the indentures governing the Keystone and Conemaugh power plants.

•                  PTC holders shall be entitled to the proceeds of certain letters of credit in favor of the relevant Lease Indenture Trustees, totaling approximately $26,425,600, which were drawn in June 2018 and paid to all PTC holders in July 2018.

•                  GenOn claims are, at REMA’s election, either (i) cancelled or (ii) reinstated (provided that such reinstated claims shall be subordinate to the Shawville lease obligations).

•                  GenOn shall be entitled to 100% equity interest in reorganized REMA.

•                  General unsecured claims shall be either (a) paid in full in cash on the later of the (i) effective date of the Plan, or (ii) due in the ordinary course of business, or (b) such other treatment to render the claim unimpaired.

The foregoing description of the PTC RSA does not purport to be complete and is qualified in its entirety by reference to the complete text of the PTC RSA, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of GenOn and its subsidiaries. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of GenOn and its subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in GenOn’s reports filed with the Securities and Exchange Commission.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Restructuring Support Agreement, dated as of September 28, 2018, by and among NRG REMA LLC and its wholly owned subsidiaries and Keystone Lessor Genco LLC, Conemaugh Lessor Genco LLC, and Shawville Lessor Genco LLC and their respective successors and permitted assigns, PSEGR Keystone Generation, LLC, PSEGR Conemaugh Generation, LLC, and PSEGR Shawville Generation, LLC and their respective successors and permitted assigns, PSEGR Keystone, LLC, PSEGR Conemaugh, LLC, and PSEGR Shawville, LLC and their respective successors and permitted assigns, PSEGR PJM, LLC and its respective successors and permitted assigns, and PSEG Resources L.L.C. and its respective successors and permitted assigns.

10.2

Restructuring Support Agreement, dated as of September 28, 2018, by and among NRG REMA LLC and its wholly owned subsidiaries and holders of those certain Series C pass-through certificates due 2026 signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer